SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2014

CORRUVEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	01-0949620
(State or other jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

Alain Belanger, Chief Executive Officer

Corruven, Inc.

264 Notre Dame

Kedgwick, New Brunswick E8B 1H9

Canada

(Address of principal executive offices)

(877) 284-3101

(Issuer’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On or about June 6, 2014, Mr. Denis Duguay officially resigned from his positions as Secretary, Treasurer and Chief Financial Officer of the Company. Mr. Duguay’s resignation was not because of any disagreement with the Company relating to the Company’s operations, policies or practices.

On June 6, 2014, the Company appointed Mr. Conrad Belanger to the positions of interim Treasurer and Chief Financial Officer of the Company.

On June 6, 2014, the Company appointed Mr. Daniel Beauregard-Long to the position of Secretary of the Company.

Conrad Belanger, Interim Treasurer and Chief Financial Officer

Mr. Conrad Belanger is our interim Treasurer and Chief Financial Officer. Mr. Belanger had been the financial controller of Regenord, Ltd., a forest management company, from 1998 to 2003. From 1990 to 1998, Mr. Belanger was the financial controller of J’MiralU.S. Inc. which operated four McDonald’s stores in Maine and New Brunswick. Mr. Belanger worked for Fraser Papers, Inc. from 1951 to 1990, including seventeen years as manager of internal audit with a focus on operational and financial functions. In addition, from 1993 to 2001, Mr. Belanger was president of the Investment Committee of the Caisse Populaire Acadiennes. Mr. Belanger graduated with a Bachelor of Commerce at Université Sacré-Coeur in New Brunswick and brings to our management team a comprehensive experience in financial reporting and accounting. Mr. Conrad Belanger is the uncle of Alain Belanger, our Chief Executive Officer and Director.

Daniel Beauregard-Long, Secretary and Director

Mr. Daniel Beauregard-Long is our Secretary and one of our Directors. From February 2012 to present, Mr. Long has been working with Corruven, Inc. with responsibilities in operations and finance. From 2010 to present, Mr. Long has held the position of Vice President of Napco Industries, Inc., an infrastructure service company focused on the industrial market. From 2011 to 2012, Mr. Long worked as an analyst for Raymond Chabot Grant Thornton LLP, an accounting firm, on restructurings, expansion projects, and buyouts. From 2007 to 2012, Mr. Long worked as project manager for the construction company Action Plus, Inc. in multi-residential projects, commercial construction, and industrial projects. Mr. Long studied at McGill University earning a Bachelor of Commerce in Finance and Accounting. Mr. Long’s business, finance and construction background brings a valued element to our Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 9, 2014	CORRUVEN, INC. /s/ Alain Belanger
By: Alain Belanger Its: Chief Executive Officer